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                                                                   EXHIBIT 10.13

                         REGISTRATION RIGHTS AGREEMENT


     This Registration Rights Agreement is entered into this February ___, 1998 among United Road Services, Inc., a Delaware corporation ("URSI"), and those stockholders of URSI who are signatories of this Agreement (the "Stockholders").

                                    RECITALS

     A. The Stockholders have previously acquired shares of common stock of URSI in private placements of such shares completed prior to URSI's filing of a registration statement under the Securities Act of 1933 as amended ("1933 Act") for its proposed initial public offering ("IPO") of common stock (the shares so acquired by the Stockholders being referred to herein as the "Registrable Shares").

     B. URSI is expected to enter into an Agreement and Plan of Reorganization (the "Merger Agreements") with certain companies ("Founding Companies") that are expected to merge with and into URSI simultaneously with the completion of the IPO, and with the stockholders of the Founding Companies, providing for the issuance of URSI Common Stock to such stockholders and the granting to such stockholders of registration rights with respect to such Common Stock.

     C. Certain of the Stockholders will be required under the Merger Agreements to agree to certain limitations on their ability to transfer their Registrable Shares and in connection therewith URSI and the Stockholders desire that the Stockholders have registration rights consistent with the registration rights to be granted to the Founding Company Stockholders pursuant to the Merger Agreements.

     NOW, THEREFORE, in consideration of the foregoing and the covenants contained herein, the parties hereto hereby agree as follows:

     1. At any time following the consummation of the IPO whenever URSI proposes to register any shares of URSI Common Stock ("URSI Stock") for its own or others' account under the 1933 Act for a public offering, other than (i) registrations of shares to be used as consideration for acquisitions of additional businesses by URSI and (ii) registrations relating to employee benefit plans, URSI shall give each of the Stockholders prompt written notice of its intent to do so. Upon the written request of any of the Stockholders given within thirty (30) days after receipt of such notice, URSI shall cause to be included in such registration all

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of the Registrable Shares which any such Stockholder requests, provided that
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URSI shall have the right to reduce the number of shares included in such registration to the extent that inclusion of such shares could, in the opinion of tax counsel to URSI or its independent auditors, jeopardize the status of the transactions contemplated by the Merger Agreements as a reorganization described in Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended. In addition, if URSI is advised in writing in good faith by any managing underwriter of an underwritten offering of the securities being offered pursuant to any registration statement under this Section 1 that the number of shares to be sold by persons other than URSI is greater than the number of such shares which can be offered without adversely affecting the offering, URSI may reduce pro rata the number of shares offered for the accounts of such persons (based upon the number of shares of URSI Stock issued pursuant to this Agreement held by such person) to a number deemed satisfactory by such managing underwriter, provided that such reduction shall be made first by reducing the number of
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shares to be sold by persons other than URSI, the Stockholders, the stockholders of the Founding Companies, and any person or persons who have required such registration pursuant to "demand" registration rights granted by URSI; thereafter, if a further reduction is required, it shall be made by first reducing the number of shares to be sold by the Stockholders and the stockholders of the Founding Companies with such further reduction being made so that to the extent any shares can be sold by the Stockholders and the stockholders of the Founding Companies, each such stockholder will be permitted to sell a number of shares proportionate to the number of shares of URSI Stock owned by such stockholder immediately after the consummation of the IPO, provided that if any stockholder does not wish to sell all shares such stockholder is permitted to sell, the opportunity to sell additional shares shall be reallocated in the same manner to those Stockholders and stockholders of the Founding Companies who wish to sell more shares until no more shares can be sold by such stockholders.

     2. At any time after the date two years after the consummation of the IPO, the holders of Registrable Shares which have (i) not been previously registered or sold, (ii) which are not entitled to be sold under Rule 144(k) (or any similar or successor provision) and (iii) which have an aggregate market value in excess of $5 million (based on the average closing price on the five days prior to the date of such request) promulgated under the 1933 Act may request in writing that URSI file a registration statement under the 1933 Act covering the registration of the Registrable Shares then held by such Stockholders (a "Demand Registration"). Within ten (10) days of the receipt of such request, URSI shall give written notice of such request to all other Stockholders and shall, as soon as practicable, file and use its best efforts to cause to become effective a registration

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statement covering all such shares. URSI will use its best efforts to keep such
Demand Registration current and effective for one hundred twenty (120) days (or such shorter period during which holders shall have sold all URSI Stock which they request to be registered). URSI shall be obligated to effect only two (2) Demand Registrations for all Stockholders, and the second request may not be made until at least one (1) year after the effective date of the registration statement for the first Demand Registration.

     Notwithstanding the foregoing paragraph, following such a demand a majority of URSI's disinterested directors (i.e., directors who have not demanded or
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elected to sell shares in any such public offering) may postpone the filing of the registration statement for a thirty (30) day period beyond the period provided above.

     If at the time of any request by the Stockholders for a Demand Registration URSI has fixed plans to file within sixty (60) days after such request a registration statement covering the sale of any of its securities in a public offering under the 1933 Act, no registration of the Registrable Shares shall be initiated under this Section 2 until ninety (90) days after the effective date of such registration unless URSI is no longer proceeding diligently to effect such registration; provided that URSI shall provide the Stockholders the right
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to participate in such public offering pursuant to, and subject to, Section 1 hereof.

     3. All expenses incurred in connection with the registrations under this Agreement (including all registration, filing, qualification, legal, printer and accounting fees, but excluding underwriting commissions and discounts) shall be borne by URSI. In connection with such registrations URSI shall (i) prepare and file with the Securities and Exchange Commission as soon as reasonably practicable, a registration statement with respect to the URSI Stock and use its best efforts to cause such registration to promptly become and remain effective for a period of at least one hundred twenty (120) days (or such shorter period during which holders shall have sold all URSI Stock which they requested to be registered); (ii) use its best efforts to register and qualify the URSI Stock covered by such registration statement under applicable state securities laws as the holders shall reasonably request for the distribution for the URSI Stock; and (iii) take such other actions as are reasonable and necessary to comply with the requirements of the 1933 Act and the regulations thereunder.

     4. In connection with each registration pursuant to this Agreement covering an underwritten registered public offering, URSI and each participating holder agree to enter into a written agreement with the managing underwriters in such form and containing such provisions as are customary in the securities

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business for such an arrangement between such managing underwriters and companies of URSI's size and investment stature, including indemnification. In a registration under Section 1 the managing underwriters of any such underwritten offering shall be selected by URSI (or, if required by a "demand" registration right of a stockholder requiring such registration, by such requiring stockholder), and in a registration under Section 2 may be selected by the holders of a majority of the Registrable Shares that have demanded to be included in such registration pursuant to Section 2, provided the managing underwriters so selected are reasonably acceptable to URSI.

     5. For the purposes of this Agreement, Registrable Shares shall include shares issued as a stock dividend or stock split, or otherwise distributed by URSI to its stockholders without consideration in respect of Registrable Shares. URSI shall not be obligated to register shares of URSI stock held by any stockholder at a time when the resale provisions of Rule 144(K) (or any similar successor provisions) promulgated under the 1933 Act are available to such stockholder. This Agreement will expire on December 31, 2001.

     6. (a) Unless otherwise provided, notice required or permitted to be given to a party pursuant to the provisions of this Agreement will be in writing and will be effective and deemed given under this Agreement on the earliest of
(i) the date of personal delivery, (ii) the date of delivery by facsimile (upon confirmation of receipt thereof), or (iii) upon delivery if sent by a nationally-recognized courier or overnight service, including Federal Express or Express Mail, or by United States mail by registered mail (airmail where sent overseas). All notices not delivered personally or by facsimile will be sent with postage and other charges prepaid and properly addressed to the party to be notified at the address set forth on the signature pages hereof, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties hereto. Notices to URSI will be marked to the attention of the President.

     (b) This Agreement constitutes the full and entire understanding and agreement between the parties relative to the specific subject matter hereof, and supersedes any previous agreements, understandings and negotiations among the parties relative to the specific subject matter hereof. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

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     (c) This Agreement may be executed in any number of counterparts, each of which will constitute an original and all of which together will constitute one instrument.

     (d) This Agreement will be governed in all respects by the substantive laws of the State of Delaware, without giving effect to the conflict of law principles thereof.

     IN WITNESS WHEREOF, the parties hereto have set their hands as of the date first above written.

URSI:                                      United Road Services, Inc.



                                            By:
                                               --------------------------------
                                                     Edward T. Sheehan,
                                                  Chief Executive Officer

STOCKHOLDERS:


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                                            Edward T. Sheehan, for himself



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Ross Berner                                 Mark McKinney


BankAmerica Investment
Corporation


By:
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                                            Donald Moorehead, Jr.
Title:
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Tony Stais                                  Garry Berner



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Edward Smith                                Chris Leuphold


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Peter A. Fowler                             Scott Freidheim


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Steve Decker                                Jonathan P. Wendell


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Stephen N. Sachman                          Lawrence B. Rabkin


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Raymond P. Haas                             Thomas A. Larsen


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Daniel J. Winnike                           Kenneth G. Hausman/Ellyn K.
                                            Lazarus


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